UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY

     RULE 14a-6(e)(2)).

[ ]  Definitive Proxy Statement.

[ ]  Definitive Additional Materials.

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AMERICAN INTERNATIONAL VENTURES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1

AMERICAN INTERNATIONAL VENTURES, INC.

4058 Histead Way

Evergreen, Colorado 80439

WRITTEN CONSENT OF STOCKHOLDERS

GENERAL

This written consent of stockholders is being furnished to certain stockholders of American International Ventures, Inc., a Delaware corporation (the "Company"), in connection with the amendment to the Company's Certificate of Incorporation by the written consent of holders of a majority of the Company's voting capital stock. The outstanding voting capital stock of the Company consists solely of the Company's common stock, $0.0001 par value ("Common Stock").

On July 27, 2007, the Company's Board of Directors approved and recommended that, the Company’s Certificate of Incorporation be amended to increase its authorized shares of common stock from 50,000,000 shares to 400,000,000 shares (“Proposed Action”) and the Proposed Action be submitted to a vote of its shareholders. The record date established by the Board of Directors was August 2, 2007 (“Record Date”).  Under Delaware General Corporation Law (“DGCL”), a majority stockholder vote is required in order for the Company to increase the authorized shares of its capital stock.

------

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

The Board of Directors of the Company has authorized an amendment of the Company's Certificate of Incorporation to increase its authorized shares of common stock, $0.0001 par value, from 50,000,000 shares to 400,000,000 shares. Under DGCL, once the amendment has been filed with the Secretary of State of Delaware, shares of its authorized capital stock may be issued at the discretion of the Company’s Board of Directors, and no further shareholder approval will be required to issue any of such shares.

REASONS FOR PROPOSED ACTION

The Company’s Certificate of Incorporation currently authorizes 50,000,000 shares of common stock, par value $0.0001 per share. As of August 2, 2007, 19,345,044 shares of common stock were issued and outstanding.

The increase in authorized common stock will permit the Company to issue shares of its common stock in the future without requiring further approval from its stockholders and will provide the Company with greater flexibility in structuring transactions that involve the issuance of its common stock.

The Company is aggressively exploring other business opportunities for purposes of effecting a business acquisition or combination. The Company also may seek to raise additional capital through the private placement of its capital stock or debt instruments.  In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity.  As of the date of this instrument, the Company has no formal plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company. The Company can not predict whether it will be sucessful in raising additional capital, or whether it will be sucessful in effecting any form of business acquisition or combination. In either event, the Company will be required to issue additional shares of its capital stock, the nature and amounts of such capital stock are undertermined at this time. The increase in authorised shares of common stock could delay or prevent a change of control of the Company.

VOTE BY SHAREHOLDERS AND

ACTION IN LIEUE OF SHAREHOLDERS’ MEETING

A vote of stockholders holding in excess of a majority of the voting capital to effect the Proposed Action is being sought from certain stockholders of record as of August 2, 2007. If the proposed action were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting.

The elimination of the need for a special meeting of stockholders to take such action is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a shareholders meeting, may be substituted for such a special meeting.

The Record Date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company for the action stated herein is August 2, 2007. The only voting capital stock outstanding of the Company is its common stock. On the Record Date, the total issued and outstanding shares of common stock of the Company were 19,345,044. The date on which this Written Consent of Stockholders was first sent to the stockholders will be on or about August ___, 2007.

Upon receiving the required majority of votes, the Company intends to file a notice to non-voting stockholders in the form of a Schedule 14C Information Statement. Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the action to be taken.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the record date, there were 19,345,044 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

The table below sets forth the high and low bid prices of the Common stock of the Company as reported by NASDAQ. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The Company's common stock is traded  on the OTC Bulletin Board under the symbol “AIVN.” There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic, and highly volatile. The absence of an active market may have an effect upon the high and low price as reported.

2005    Low Bid High Bid

1st Quarter   $0.12  $0.26

2nd Quarter   $0.09  $0.11

3rd Quarter   $0.10  $0.15

4th Quarter   $0.13  $0.15

2006    Low Bid High Bid

1st Quarter   $0.08  $0.12

2nd Quarter   $0.11  $0.41

3rd Quarter   $0.10  $0.19

4th Quarter   $0.11  $0.22

2007    Low Bid High Bid

1st Quarter   $0.11  $0.35

2nd Quarter   $0.04  $0.12

3rd Quarter   $0.045  $0.15

4th Quarter   $0.05  $0.12

2008    Low Bid High Bid

1st Quarter   $0.07  $0.09

As of August 2, 2007, the Company had 236 shareholders of record of our common stock. Although there are no restrictions on the Company’s ability to declare or pay dividends, the Company has not declared or paid any dividends since our inception and do not anticipate paying dividends in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table identifies, as of the Record Date, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 19,345,044 shares of common stock of the Company which are issued and outstanding as of the Record Date. Unless indicated otherwise, the address for each individual below is 4058 Histead Way, Evergreen, Colorado 80439, the address of the Company. The Company has no other capital stock outstanding.

                                  Name and                              Amount and

                                  Address of                             Nature of

                                  Beneficial                              Beneficial                      Percent

Title of Class             Owner                                   Owner(1)                        of Class

Common          Myron Goldstein(2)(8)

   871,000

4.4%

Common           James Duff(3)(8)

   550,000

2.8%

Common          Jack Wagenti(4)(8)

1,800,000

9.2%

Common          Arthur deWitt Ackerman(5)

1,073,300

5.5%

Common          Walter Salvadore, Jr.(6)(8)

   510,000

2.6%

Common          Brian G. Russell(7)(8)

   350,000

1.7%

Common          Steven Davis(8)(9)

   300,000

1.5%

Common          Jonathan Downs(10)

1,400,000

7.2%

Common          Emanuel Ploumis(11)

1,500,000

7.8%

Common          Electrum Resources, LLC.(12)

2,000,000

10.3%

Officers and

Directors as a group

Common

(6 persons)(8)

4,381,000

20.5%

---------------------------------------------------------------------------------------------------------------------

(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). Mr. Goldstein is Chairman, and Chief Financial Officer of the Company.

(3). Mr. Duff is a Director of the Company. The amount includes stock options to acquire 250,000 shares of Company common stock.

(4). Mr. Wagenti is a Director of the Company. The amount includes 500,000 shares of common stock held individually by Mr. Wagenti and 1,000,000 shares of common stock held by Mr. Wagenti’s spouse. Mr. Wagenti disclaims beneficial ownership of the shares held by his spouse.

(5). The amount represents 901,500 shares held individually by Mr. Ackerman, and 171,500 shares held by an affiliate of Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares held by the affiliate. Mr. Ackerman’s address is  75 Winners Circle Tryon, North Carolina 28782

(6). Mr. Salvadore is a Director of the Company.

(7). Mr. Russell is a Director of the Company.

(8). The amount for each party include stock options to acquire 300,000 shares of common stock of the Company which were granted to the Company’s officers and directors in January 2005.

(9). Mr. Davis is President and Chief Executive Officer of the Company.

(10). Mr. Downs’ address is 27 Bush Road, Denville, New Jersey 07834.

(11). Mr. Ploumis’ address is 242 Top Hill Road, West Chester, Pennsylvania 19383.

(12) The address for Electrum Resources, LLC is 65 Front Street, Hamilton, Bermuda. The Principal Officer of Electrum is  Emma Walls.

****

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Myron Goldstein

Myron Goldstein

Chairman

American International Ventures, Inc.

Dated: August __, 2007

3